Exhibit 10.58
ASTRANA HEALTH, INC.
EMPLOYMENT INDUCEMENT AWARD PLAN
RESTRICTED STOCK GRANT NOTICE
Astrana Health, Inc. (the “Company”), pursuant to its Employment Inducement Award Plan (the “Plan”), hereby grants to the individual listed below (“Participant”), as an inducement to the Participant’s commencement of employment with the Company or a Subsidiary, the number of shares of the Company’s common stock, par value $0.001, set forth below (individually and collectively referred to as the “Restricted Shares”). The Restricted Shares are subject to all of the terms and conditions set forth herein and in the Restricted Stock Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) and the Plan, each of which are incorporated herein by reference. Capitalized terms used but not defined in this Grant Notice and the Restricted Stock Agreement shall have the meanings given to such terms in the Plan.
Participant:    _________________________
Grant Date:    _________________________
Total Number of Restricted Shares:    _________________________
Vesting Schedule:    _________________________

By signing below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company and the Committee (as defined in the Plan) upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Agreement.
IMPORTANT NOTICE: THIS AGREEMENT SHALL BE VOID, AND THE RESTRICTED SHARES SHALL BE FORFEITED AUTOMATICALLY, IF THE AGREEMENT HAS NOT BEEN SIGNED BY PARTICIPANT AND RETURNED TO THE COMPANY WITHIN 30 DAYS AFTER THE GRANT DATE.
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Exhibit 10.58
IN WITNESS WHEREOF, the undersigned have executed this Grant Notice effective as of the Grant Date.

ASTRANA HEALTH, INC.	PARTICIPANT

By:	_______________________________________
Name: Title:	Name:

Exhibit 10.58
EXHIBIT A
TO RESTRICTED STOCK GRANT NOTICE
RESTRICTED STOCK AGREEMENT
1.    General.
    1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice, unless the context clearly indicates otherwise.
1.2     Incorporation of Terms of Plan. The Restricted Shares are subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
2.    Grant.
    2.1     Grant of Restricted Shares. In consideration of Participant’s employment with the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Participant the Restricted Shares, upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Article VIII of the Plan.
2.2     Consideration to the Company. In consideration of the grant of the Restricted Shares by the Company, Participant agrees to render faithful and efficient services to the Company or a Subsidiary. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
3.    Vesting, Delivery, Restrictions, Etc.
    3.1     Vesting. Subject to the terms and conditions of the Plan, the Restricted Shares shall vest at such times as are set forth in the Grant Notice; provided, however, none of the Restricted Shares that have not become vested at the date of Participant’s termination of employment or service for any reason, with or without cause (including, but not limited to, death, Disability or Retirement), shall thereafter become vested, except as may be otherwise provided by the Committee or as set forth in a written agreement between the Company and Participant. Notwithstanding any provision of this Agreement to the contrary, in the event of a Change of Control, the treatment of the Restricted Shares will be governed by any applicable provisions of Section 8.2 of the Plan.
    3.2    Restrictions. Unless and until the Restricted Shares vest as set forth in the Grant Notice, Participant shall have no right to sell, assign, transfer, pledge or otherwise encumber the Restricted Shares in any manner. Any purported attempt to sell, assign, transfer, pledge or otherwise encumber any Restricted Shares under this Agreement shall be void and shall result in the forfeiture and cancellation of such Restricted Shares. Upon Participant’s termination of employment or service for any reason, with or without cause (including, but not limited to, death, Disability or Retirement), any Restricted Shares that are unvested as of the date of such termination of employment or service (and whose vesting is not accelerated pursuant to this Agreement or the Plan) shall be forfeited, and Participant shall have no further rights with respect to such Restricted Shares under this Agreement or otherwise. The Restricted Shares shall

Exhibit 10.58
be registered in book entry in the name of Participant and shall include a legend indicating the possibility of cancellation and the restrictions on transfer of the Restricted Shares.
3.3     Tax Withholding. Subject to Section 3.4 below, the vesting of the Restricted Shares under this Agreement will result in Participant’s recognition of income for U.S. federal income tax purposes. The parties agree that to the extent the Company or any Subsidiary is required to withhold any federal, state, local, foreign or other taxes in connection with the vesting or the grant of the Restricted Shares, then such tax withholding shall be satisfied by the forfeiture of a number of Restricted Shares having a value equal to the required tax withholding (based on the Fair Market Value per Share on the applicable date), provided that in no event shall the value of the Shares retained exceed maximum statutory tax rates in the applicable taxing jurisdictions. Notwithstanding the foregoing, to the extent authorized by the Committee, the Participant may be permitted to elect, in accordance with procedures adopted by the Company from time to time, to pay or provide for payment of any required tax withholding.
3.4     Section 83(b) Election. If Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Shares as of the date of transfer of the Restricted Shares rather than as of the date or dates upon which Participant would otherwise be taxable under Section 83 of the Code, Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
3.5     Rights as Stockholder. Upon issuance of the Restricted Shares and until the forfeiture or cancellation of the Restricted Shares, Participant shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to the Restricted Shares, subject to the transferability and other restrictions set forth in this Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Restricted Shares; provided, however, that any extraordinary distributions with respect to the Company’s common stock received by Participant in the form of shares of such common stock shall be subject to the same vesting and other restrictions as the Restricted Shares to which they relate.
3.6    Compensation Recovery Policy. The Restricted Shares are subject to forfeiture or repayment as may be provided pursuant to the Company’s Compensation Recovery Policy (or any successor compensation recovery policy), as in effect from time to time.
4.    Other Provisions.
    4.1     Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final, binding and conclusive upon Participant, the Company and all other interested persons. No member of the Committee or the Board, or any employee or officer of the Company, shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Restricted Shares.
4.2     Adjustments Upon Specified Events. The Committee may accelerate the vesting of the Restricted Shares in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Company’s common stock contemplated by the Plan (including, without limitation, an extraordinary cash dividend on such Shares), the Committee shall make such adjustments as the Committee deems appropriate to the Restricted Shares in order to preserve the benefits intended to be made available to Participant under this Agreement. Participant acknowledges that the Restricted Shares are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

Exhibit 10.58
4.3     Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company (or any other person or entity as designated by the Committee) at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 4.3, either party may hereafter designate a different address for notices to be given to that party. A notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
4.4     Titles and Headings. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.5     Governing Law. The laws of the State of Delaware, without reference to any conflict of law principles thereof, shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement.
4.6     Conformity to Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, the Exchange Act and the Code, and any and all regulations and rules promulgated thereunder, state securities laws and regulations and all other applicable law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Shares are granted and shall be administered only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
4.7     Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided, however, that except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Restricted Shares in any material way without the prior written consent of Participant.
4.8     Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
4.9     Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.
4.10     Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
4.11    Relation to Other Benefits. Any economic or other benefit to Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which Participant may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries or affiliates, except as expressly provided in writing in such other plan’s governing instrument.

Exhibit 10.58
4.12    Data Privacy. In order to administer the Plan, the Company may process personal data about Participant. Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about Participant such as home address and business addresses and other contact information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. Participant hereby gives explicit consent to the Company to process any such personal data. Participant also gives explicit consent to the Company to transfer any such personal data outside the country in which Participant works or is employed, including, if Participant is not a U.S. resident, to the United States, to transferees that shall include the Company and other persons who are designated by the Company to administer the Plan.
4.13    Electronic Delivery. Participant hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver, including, but not limited to, the Plan document, Plan Summary and Prospectus, grant or award notifications, account statements, annual and quarterly reports, and all other forms of communications (“Prospectus Information”) in connection with this and any other Award made or offered under the Plan. Participant has the right at any time to request that the Company deliver written copies of any and all Prospectus Information at no charge. Participant also hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such Prospectus Information that the Company may elect to deliver and agrees that Participant’s electronic response or signature is the same as, and shall have the same force and effect as, Participant’s manual signature.
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